Exhibits 5.1 and 23.2

Clark, Thomas & Winters
A PROFESSIONAL CORPORATION

TELEPHONE (512) 472-8800	POST OFFICE BOX 1148	FAX (512) 474-1129
AUSTIN, TEXAS 78767

300 WEST 6th STREET, 15TH FLOOR
AUSTIN, TEXAS 78701

May 20, 2008

El Paso Electric Company

Stanton Tower

100 North Stanton

El Paso, Texas 79901

Ladies and Gentlemen:

We have acted as special Texas counsel for El Paso Electric Company, a Texas corporation (the “Company”) with regard to matters of Texas law in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on May 20, 2008 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time of the Company’s (1) debt securities (the “Debt Securities”), which may be issued pursuant to a debt indenture between the Company and JPMorgan Chase Bank, National Association, as trustee in the form attached as an exhibit to the Registration Statement (the “Indenture”); (2) first mortgage bonds (the “Bonds”), which may be issued pursuant to the General Mortgage Indenture and Deed of Trust, dated as of February 1, 1996 (the “Mortgage”) between the Company and U.S. Bank National Association, as trustee (the “Bond Trustee”); (3) shares of preferred stock, no par value per share (the “Preferred Stock”) of the Company; (4) shares of common stock, no par value per share (the “Common Stock”) of the Company; (5) warrants of the Company to purchase any of the other securities registered under the Registration Statement (the “Warrants”), which may be issued pursuant to a warrant agreement to be entered into between the Company and a bank or trust company, as warrant agent; (6) purchase contracts requiring the holder thereof to purchase or sell any of the other securities registered under the Registration Statement or to purchase or sell (a) securities of an entity unaffiliated with the Company, a basket of such securities, an index or indices of such securities, or any combination of the above, (b) currencies or (c) commodities (the “Purchase Contracts”) to be entered into by the Company; and (7) Debt Securities, Bonds, Preferred Stock, Common Stock, Warrants and Purchase Contracts or any combination thereof that may be offered in the form of units (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent, and the holders from time to time of the Units. The Debt Securities, Bonds, Preferred Stock, Common Stock, Warrants, Purchase Contracts, or Units are referred to individually as the “Security” or together as the “Securities.”

We, as your special Texas counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purposes of rendering this opinion.

As to certain factual matters material to the opinions hereinafter expressed, we have, when relevant facts were not independently established by us, relied (where such reliance is reasonable), without objection by you, upon representations contained in certificates of the Company or its officers and/or directors, on certificates of public officials, and on representations made by the Company in the Registration Statement.

Except as to matters expressly opined on herein with respect to the Company, we have assumed (i) the due execution and delivery, pursuant to due authorization, of all the documents (other than, with respect to the Company, the Mortgage) relevant to the Registration Statement and the other documents related thereto by each party thereto; (ii) that each document relevant to the Registration Statement constitutes the legally valid and binding obligation of each party thereto, enforceable against each party in accordance with its terms; (iii) that each party has the full power, authority, and legal right, corporate or other, to enter into and perform its obligations under all documents relevant to the Registration Statement to which it is a party; and (iv) that each party is duly formed, validly existing, and in good standing under the laws of its jurisdiction of formation. Except as to matters expressly opined on herein with respect to the Company, we further assume, without objection by you and without investigation, that all conditions precedent with regard to the legal and valid execution and delivery of and performance under the documents that we have examined (other than, with respect to the Company, the Mortgage) and the documents relevant to the Registration Statement by each party thereto have been made or satisfied or have occurred and are in full force and effect. Any reference to “documents relevant to the Registration Statement” herein includes all documents and instruments executed, filed, or issued on or prior to the date of this opinion that relate to the Registration Statement or the transactions contemplated thereby, as well as any documents and instruments to be executed, filed, or issued in the future in connection with the Registration Statement or the transactions contemplated thereby, including, without limitation, the Securities.

We have also examined originals or copies of such agreements and other instruments, documents, and records as we have deemed relevant and necessary as a basis for the opinions expressed below. We have assumed, without objection by you and without investigation, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, including, without limitation, the Mortgage, and the completeness and conformity with originals of all documents submitted to us as copies.

On the basis of the foregoing, we advise you that, in our opinion:

1. When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock from time to time proposed to be issued or sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with all provisions of the Registration Statement, the documents relevant to the Registration Statement, and the applicable underwriting or other agreement, specifically including those provisions concerning payment or consideration for the issuance of shares, including upon conversion, exercise, or exchange of any shares of Debt Securities, Bonds, Preferred Stock, Warrants, Purchase Contracts, or Units, such shares of Common Stock will be validly issued, fully paid, and non-assessable.

2. Upon designation of the relative rights, preferences, and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of Texas of a Certificate of Designation relating to such series of Preferred Stock in compliance with Section 2.13 of the Texas Business Corporation Act, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock from time to time proposed to be issued or sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with all provisions of the Certificate of Designation, the Registration Statement, the documents relevant to the Registration Statement, and the applicable underwriting or other agreement, specifically including those provisions concerning payment or consideration for the issuance of shares, including upon conversion, exercise, or exchange of any shares of Debt Securities, Bonds, Warrants, Purchase Contracts, or Units, such shares of Preferred Stock will be validly issued, fully paid, and non-assessable.

3. The Mortgage has been duly authorized, executed, and delivered by the Company.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Board of Directors shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the establishment, issuance, and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company (including, without limitation, the Mortgage and the Company’s Articles of Incorporation), or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Additional Assumptions and Qualifications

1. In each instance in this opinion in which we state that we have made certain assumptions, we wish to advise you that we have no knowledge of any inaccuracy of any such assumption.

2. We have not acted as general counsel to the Company, and our opinions relating to matters about the Company and the Mortgage are solely based on information provided to us by the Company, which we have not independently investigated, and information we have obtained from third-party sources, which we believe to be reliable but have not independently investigated.

3. In connection with the opinions set forth in paragraphs 1 and 2 above, we have assumed that after the issuance of shares of Common Stock and Preferred Stock as described therein the total number of shares of Common Stock issued by the Company will not exceed the total number of shares of Common Stock which the Company is then authorized to issue pursuant to its Articles of Incorporation as then amended and the total number of shares of each class or series of Preferred Stock issued by the Company will not exceed the number of shares of such class or series which the Company is then authorized to issue pursuant to its Articles of Incorporation as then amended (including amendments effected by the filing of designations of relative rights, preferences, and limitations of classes or series of Preferred Stock).

4. We express no opinion except as expressly provided herein and our opinions are as of the date hereof and are based, in each case, upon existing laws and regulations effective as of the date hereof and assume the application of such laws and regulations to events that may occur after the date of this letter, and we undertake no obligation (i) to advise you of changes that may come to our attention or that become effective after the date hereof or (ii) to withdraw, reissue, or supplement the opinions expressed herein as a result of any subsequent change to relevant facts or applicable law or any discovery by us that any assumption or factual conclusion set forth in this letter was incorrect as of the date hereof. Moreover, in connection with our opinions, we have not reviewed or considered, and are not rendering any opinions on or with respect to, any proposed or pending local, state, or federal rules, regulations, or legislation as to their possible impact on the transactions contemplated in the Registration Statement or the Securities.

5. We are members of the Bar of the State of Texas and the foregoing opinion is limited to the laws of the State of Texas.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,
/s/ Clark, Thomas & Winters a Professional Corporation